UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24. 2010

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111

(Address of principal executive offices, including zip code)

(617) 535-4766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01.  Other Events.

Iron Mountain Incorporated (the “Company”) discovered a computational error relating to foreign exchange rates in the calculation of its enterprise and International Physical Business segment revenue internal growth rates for the quarter ended March 31, 2010.  Correction of this error resulted in a decrease in the enterprise revenue internal growth rates for the quarter of 0.2% to 0.3%.  The Company’s total revenue internal growth rate of 4% for the quarter, reported as a rounded whole number, did not change as a result of this correction.  The Company’s storage revenue internal growth rate for the quarter, however, reported as a rounded whole number, was 3% rather than the 4% previously reported and the Company’s service revenue internal growth rate for the quarter, reported as a rounded whole number, was 4% rather than the 5% previously reported.  On a business segment basis, the Company’s International Physical Business segment total revenue internal growth rate for the quarter, reported as a rounded whole number, was 5% versus the 6% previously reported.  The revenue internal growth rates corrected as described above appear in the Company’s Management Discussion and Analysis contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and the related press release announcing the results for the first quarter of 2010 and do not impact the financial statements contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED (Registrant)

	By:	/s/ Ernest W. Cloutier
		Name:	Ernest W. Cloutier
		Title:	Senior Vice President and General Counsel
Date: May 24, 2010